UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2004

Maxwell Shoe Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24026	04-2599205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Sprague Street P.O. Box 37 Readville (Boston), MA	02137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 364-5090

None

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure

On June 18, 2004, Maxwell Shoe Company Inc. (the “Company”), Jones Apparel Group, Inc. (“Jones”) and MSC Acquisition Corp., entered into an Agreement and Plan of Merger, dated as of June 18, 2004 (the “Merger Agreement”). A copy of the joint press release issued by the Company and Jones relating to the Merger Agreement is attached hereto as Exhibit 99.1.

Also on June 18, 2004, the Company and EquiServe Trust Company, N.A. (“EquiServe”), as rights agent, entered into Amendment No. 3 to Rights Agreement (the “Amendment No. 3”) to amend the Rights Agreement, dated as of November 2, 1998, by and between the Company and BankBoston, N.A., as rights agent, as amended by Amendment No. 1 to Rights Agreement, dated as of December 6, 2001, and Amendment No. 2 to Rights Agreement, dated April 2, 2004, by and between the Company and EquiServe, as rights agent. A copy of such Amendment No. 3 is attached hereto as Exhibit 4.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit Number	Description
4.1	Amendment No. 3 to Rights Agreement dated as of June 18, 2004 between Maxwell Shoe Company Inc. and EquiServe Trust Company, N.A.

99.1	Press Release issued by Maxwell Shoe Company Inc. on June 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL SHOE COMPANY INC. (Registrant)

Date: June 18, 2004	/s/ Mark J. Cocozza
Mark J. Cocozza Chairman and Chief Executive Officer

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